UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 8, 2012

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2012, we held our annual meeting of shareholders in Minneapolis, Minnesota. Set forth below are the final voting results on each matter submitted to a vote of security holders at our annual meeting. Each proposal is described in detail in our proxy statement filed on March 23, 2012 for our for 2012 annual meeting.

Proposal No. 1    The election of 11 Directors to serve one-year terms

Director's Name	For	Withhold Authority	Broker Non-Votes
J. Kevin Gilligan	11,439,302	124,354	642,498
Mark N. Greene	11,555,785	7,871	642,498
Michael A. Linton	11,418,302	145,354	642,498
Michael L. Lomax	11,475,765	87,891	642,498
Jody G. Miller	10,713,186	850,470	642,498
Hilary C. Pennington	11,555,795	7,861	642,498
Stephen G. Shank	11,551,409	12,247	642,498
Andrew M. Slavitt	11,413,302	150,354	642,498
David W. Smith	11,403,690	159,966	642,498
Jeffrey W. Taylor	11,418,258	145,398	642,498
Darrell R. Tukua	11,555,301	8,355	642,498

Proposal No. 2    To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2012

	For	Against	Abstain
Total Shares Voted	12,165,934	38,724	1,496

Proposal No. 3    Advisory vote on the executive compensation of our named executive officers

	For	Against	Abstain	Broker Non-Votes
Total Shares Voted	9,855,506	1,241,556	8,140	642,498

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: May 11, 2012	By	/s/ Gregory W. Thom
Gregory W. Thom
Senior Vice President, General Counsel and Secretary